UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street Suite 3110 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On September 7, 2017, the Board of Directors accepted Frank Armstrong’s resignation from the Board, effective September 28, 2017. Mr. Frank Armstrong will step down from all Board committees effective immediately.

(d)

On September 7, 2017, the Board of Directors (the “Board”) of the Company appointed Jennifer Good to the Board, effective September 7, 2017. Jennifer Good will hold office until the date of the annual meeting of stockholders following the year ending December 31, 2017 or until her earlier death, resignation or removal. The Board has determined that Jennifer Good satisfies the definition of “independent” director, including without limitation the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended (collectively, “Applicable Requirements”). In connection with her election to the Board, Jennifer Good was appointed to the Board’s Audit and Compensation Committee, replacing Ann Merrifield on the Audit committee. Ann Merrifield was appointed to the Compensation Committee, and Cristina Csimma was appointed to the Nominating and Corporate Governance Committee. The Board has determined that each of Jennifer Good, Ann Merrifield, and Cristina Csimma satisfies all Applicable Requirements to serve on such committees.

The Board will grant Jennifer Good an initial restricted stock unit award with a grant value of $67,500. Such award will vest ratably over three years in annual installments. As a non-employee director, Jennifer Good will receive compensation in the same manner as the Company’s other non-employee directors, including an annual retainer of $40,000 for service on the Board, $10,000 per year for service on the audit committee of the Board, and $6,250 per year for service on the compensation committee of the Board. Additionally, in connection with Jennifer Good’s appointment to the Board, the Company and Jennifer Good will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s existing directors. The form of such indemnification agreement was previously filed by the Company as an exhibit to its annual report on Form 10-K (File No. 001-10352) for the year ended December 31, 2003, filed on March 15, 2004 with the Securities and Exchange Commission.

There are no arrangements or understandings between Jennifer Good and any other person pursuant to which she was appointed as a member of the Board. There are no family relationships between Jennifer Good, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Jennifer Good and the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ Jeffrey E. Young
Name:	Jeffrey E. Young
Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

Date: September 11, 2017